Exhibit 10.14

AMENDMENT NO. 1

This Amendment No. 1 to the Master Laboratory Services Agreement (the “Amendment”) by and between Scipher Medicine Corporation (“Company”) and Ambry Genetics Corporation (“Ambry”) is effective as of September 13, 2023 (the “Amendment Effective Date”). Terms used but not defined in this Amendment will have the meanings assigned to them in the Agreement.

PURPOSE

The parties entered into the Master Laboratory Services Agreement (the “Agreement”) effective March 16, 2020 (the “Agreement”) and now wish to modify such Agreement to revise its term.

AMENDMENT

The parties agree to amend the Agreement as follows:

1.	Revision to Section 8.1. The parties agree to extend the term of the Agreement to three (3) years following the Amendment Effective Date, unless otherwise terminated per Section 8.

2.	Revision to 8.2. The parties agree that either party may terminate the Agreement or any Statement of Work without cause at any time by providing sixty (60) days’ written notice to the other party.

3.	All terms and conditions of the Agreement not specifically amended in this Amendment will remain in full force and effect. This Amendment constitutes the entire agreement between the parties with respect to the specific subject matter of this Amendment and supersedes all prior agreements, oral or written, with respect to such subject matter.

The parties have executed this Amendment as of the Amendment Effective Date.

SCIPHER MEDICINE CORPORATION

By:	/s/ Alif Saleh
Print Name:	Alif Saleh
Title:	Chief Executive Officer

AMBRY GENETICS CORPORATION

By:	/s/ Brigette Tippin Davis
Print Name:	Brigette Tippin Davis
Title:	Chief Operating Officer

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